Exhibit 10.1


                                                 November 6, 2000





Monsieur Philippe Choppin de Janvry
ERAMET
Tour Maine-Montparnasse 33
Avenue Du Maine F-75755
Paris Cedex 15, France

Dear Monsieur Choppin de Janvry:



                        AGREEMENT FOR EXECUTIVE SERVICES

       You are aware that Special Metals Corporation and its wholly-owned subsidiaries wish to have you, Monsieur Philippe Choppin de Janvry (hereinafter referred to as "EXECUTIVE") provide executive managerial services. With regard thereto, Special Metals Corporation and its wholly-owned subsidiaries (hereinafter referred to as "SPECIAL") offer this letter of Agreement.

1. The scope of work (hereinafter referred to as "EXECUTIVE SERVICES") shall generally consist of, but not be limited to, providing assistance, advice, recommendations and direction to SPECIAL's personnel and other individuals specified by SPECIAL in all aspects of management.

2. The EXECUTIVE SERVICES authorized hereby commenced on October 1, 2000 and shall continue thereafter through December 31, 2002.

3. EXECUTIVE shall be an independent contractor and shall not be an employee of SPECIAL.

4. Charges for EXECUTIVE SERVICES performed hereunder shall be based upon a rate of Five Thousand Three Hundred Fifty Dollars ($5,350.00) per month. SPECIAL is to pay, in addition to the foregoing, reasonable travel expenses incurred in the performance of EXECUTIVE SERVICES and subsistence during said travel.

5. EXECUTIVE shall not receive One Thousand Dollars ($1,000.00) for each regularly scheduled meeting of the Board of Directors. EXECUTIVE shall not receive an annual fee of Fourteen Thousand Dollars ($14,000.00) for serving on the Board of Directors.

6. Payment for EXECUTIVE SERVICES performed hereunder and for associated travel expenses and subsistence for every month during the period of this Agreement shall be made within thirty (30) days following receipt, and acceptance, of an invoice for the said month supported by appropriate expense documentation.


7. EXECUTIVE shall be eligible to receive a bonus for calendar years 2001 and 2002, in accordance with the following equations:

         2001
         ----

         Months in which
         EXECUTIVE SERVICES
         were provided
         in 2001                              2001
         -------------
             12                          x    EBIT                -30      x       $10,000.00
                                              (in millions)

         2002
         ----

         Months in which
         EXECUTIVE SERVICES
         were provided
         in 2002                              2002
         -------------
             12                          x    EBIT                -45      x       $10,000.00
                                              (in millions)


       Any bonus earned shall be paid within thirty (30) days of the availability of audited financial figures for the particular year.

8. EXECUTIVE is aware that he has in the past and may in the future be exposed to SPECIAL's confidential information (hereinafter referred to as "INFORMATION") concerning inventions, technology, development plans, experimental work and commercial operations. EXECUTIVE shall not disclose, during or after the period of this Agreement, to anyone other than SPECIAL's employees with whom EXECUTIVE may be associated in EXECUTIVE's work for SPECIAL, or other parties whom SPECIAL may designate, any INFORMATION which EXECUTIVE has or may acquire from SPECIAL, without first obtaining SPECIAL's written consent to make such disclosure. EXECUTIVE shall not use, other than in performing EXECUTIVE SERVICES, any INFORMATION which EXECUTIVE has or may acquire from SPECIAL without first obtaining SPECIAL's written consent to use such.

9. EXECUTIVE shall not have any obligation of confidence to SPECIAL in respect of:

       a) INFORMATION which is now in the public domain, or which, in the future, enters the public domain through no fault of the EXECUTIVE (in which event EXECUTIVE's obligation of strict confidence in respect thereto shall terminate on the date of entry of the INFORMATION into the public domain). INFORMATION in a form other than a printed publication or other tangible form shall not be deemed to be in the public domain.

       b) INFORMATION which is disclosed to EXECUTIVE at any time by a third party having the right to make such disclosure to EXECUTIVE, and without any obligation of confidence on the part of EXECUTIVE to said third party in respect of said disclosure.

       c) INFORMATION which is released from its confidential status by the prior written consent of SPECIAL.

10. Either party may terminate this Agreement any time by thirty (30) days advance written notice to the other. The termination of the Agreement shall have no effect on the obligations assumed by EXECUTIVE under paragraphs 8 and 9. The bonus set forth in paragraph 7 shall be computed on a pro rata basis in the event of early termination.

11. This Agreement will be governed and construed in accordance with the laws of the State of New York.

       If this Agreement is acceptable to you, please execute both copies of this letter in the space provided below, have your signature attested and return one fully executed Agreement to us.

                  Very truly yours,

                  SPECIAL METALS CORPORATION

                  /s/ Robert F. Dropkin

                  Robert F. Dropkin
                  Secretary on behalf of the Board of Directors

       Accepted and agreed to this 8th day of November, 2000.


Attested to:                       PHILIPPE CHOPPIN DE JANVRY

                                   By: /s/ Philippe Choppin de Janvry
----------------------------           ------------------------------


                                        3